Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FIRST QUARTER 2017

FARMINGTON HILLS, Michigan – May 2, 2017 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three months ended March 31, 2017.

FIRST QUARTER FINANCIAL AND OPERATING RESULTS:

•	Net income attributable to common shareholders of $0.14 per diluted share, compared to $0.13 per diluted share for the same period in 2016.

•	Operating Funds from Operations (“Operating FFO”) of $0.35 per diluted share, compared to $0.34 per diluted share for the same period in 2016.

•	Generated same property NOI growth with redevelopment of 4.1% for the three months ended March 31, 2017.

•	Signed 70 comparable leases encompassing 438,631 square feet at a positive leasing spread of 7.7%.

•	Acquired two shopping centers, a regional dominant center in Mt. Juliet (Nashville), Tennessee and an urban-oriented, infill center in Lincoln Park (Chicago), Illinois for $168.3 million.

•	Sold two Michigan shopping centers totaling 242,626 square feet for $27.5 million.

“In this current retail environment, Ramco is focused on aggressively leasing its centers to growing best-in-class retailers and completing its capital recycling program.  Our solid financial and operating performance this quarter is reflective of the Company’s high-quality portfolio,” said Dennis Gershenson, President and Chief Executive Officer. “Projected same-property NOI growth, leasing velocity and completion of in-process redevelopments position us to absorb the effects of tenant failures and the dilution from non-core asset sales this year.”

FINANCIAL RESULTS:
For the three months ended March 31, 2017:

•	Net income available to common shareholders of $11.4 million, or $0.14 per diluted share, compared to $10.2 million, or $0.13 per diluted share for the same period in 2016.

•	Funds from Operations (“FFO”) of $30.8 million, or $0.35 per diluted share, compared to $29.8 million, or $0.34 per diluted share for the same period in 2016.

•	Operating FFO of $30.6 million, or $0.35 per diluted share, compared to $29.6 million or $0.34 per diluted share for the same period in 2016.

BALANCE SHEET METRICS:

•	Net debt to EBITDA of 7.0X, interest coverage of 3.8X, and fixed charge coverage of 3.1X. Including funds held in escrow of $26.1 million for two asset sales, net debt to EBITDA would have been 6.8X.

•	Weighted average cost and term of debt of 3.75% and 5.9 years, respectively.

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INVESTMENT ACTIVITY:
Acquisitions
In the first quarter the Company acquired two shopping centers in key growth markets totaling $168.3 million:

•
Regional Dominant Center - Providence Marketplace, encompasses 632,000 square feet (830,000 square feet with shadow anchors) and is located in Mt. Juliet, a rapidly growing eastern suburb of Nashville, Tennessee was purchased for $115.1 million.

•	Urban-Oriented, Infill Center - Webster Place, encompasses 135,000 square feet and is located in Lincoln Park, an affluent neighborhood of Chicago, Illinois was purchased for $53.2 million.

Dispositions

In the first quarter, the Company sold two Michigan shopping centers for $27.5 million:

•	Oak Brook Square, Flint Township, Michigan (100% ownership), a 152,073 square foot shopping center anchored by T.J. Maxx and Hobby Lobby with an average base rent per square foot of $9.57.

•	The Auburn Mile, Auburn Hills, Michigan (100% ownership), a 90,553 square foot shopping center anchored by JoAnn Fabrics with an average base rent per square foot of $11.59.

The Company previously announced that it plans to sell approximately $250 million of non-strategic assets throughout 2017 to fund its acquisition and redevelopment activities.

Redevelopment
At March 31, 2017, the Company's active redevelopment pipeline consisted of ten projects with an estimated total cost of $69.3 million, which are expected to stabilize over the next two years at an average return on cost of between 9% - 10%.

DIVIDEND:

In the first quarter, the Company declared a regular cash dividend of $0.22 per common share for the period January 1, 2017 through March 31, 2017 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on April 3, 2017 to shareholders of record as of March 20, 2017.

GUIDANCE:
The Company has affirmed its 2017 Operating FFO guidance of $1.34 to $1.38 per diluted share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its first quarter conference call on Wednesday, May 3, 2017 at 9:00 a.m. eastern time, to discuss its financial and operating results as well as its 2017 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 481-4010, (Conference ID: 13659316), for one week.

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SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional dominant and urban-oriented, infill shopping centers in key growth markets in the 40 largest metropolitan markets in the United States.  At March 31, 2017, the Company owned interests in and managed a portfolio of 65 shopping centers and two joint venture properties. At March 31, 2017, the Company's consolidated portfolio was 94.3% leased. Ramco-Gershenson is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.rgpt.com or follow Ramco-Gershenson on Twitter @RamcoGershenson and facebook.com/ramcogershenson/.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Income producing properties, at cost:
Land	$420,450	$374,889
Buildings and improvements	1,861,025	1,757,781
Less accumulated depreciation and amortization	(358,979)	(345,204)
Income producing properties, net	1,922,496	1,787,466
Construction in progress and land available for development or sale	63,341	61,224
Real estate held for sale	—	8,776
Net real estate	1,985,837	1,857,466
Equity investments in unconsolidated joint ventures	2,855	3,150
Cash and cash equivalents	4,486	3,582
Restricted cash and escrows	31,785	11,144
Accounts receivable, net	26,888	24,016
Acquired lease intangibles, net	80,965	72,424
Other assets, net	93,342	89,716
TOTAL ASSETS	$2,226,158	$2,061,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,192,312	$1,021,223
Capital lease obligation	1,066	1,066
Accounts payable and accrued expenses	51,404	57,357
Acquired lease intangibles, net	68,903	63,734
Other liabilities	6,488	6,800
Distributions payable	19,653	19,627
TOTAL LIABILITIES	1,339,826	1,169,807

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of March 31, 2017 and December 31, 2016	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,343 and 79,272 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	793	793
Additional paid-in capital	1,158,590	1,158,430
Accumulated distributions in excess of net income	(388,048)	(381,912)
Accumulated other comprehensive income	1,691	985
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	865,453	870,723
Noncontrolling interest	20,879	20,968
TOTAL SHAREHOLDERS' EQUITY	886,332	891,691
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,226,158	$2,061,498

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months
	Ended March 31,
	2017	2016
REVENUE
Minimum rent	$49,437	$48,396
Percentage rent	238	302
Recovery income from tenants	16,891	16,746
Other property income	1,106	958
Management and other fee income	153	110
TOTAL REVENUE	67,825	66,512

EXPENSES
Real estate tax expense	10,993	10,308
Recoverable operating expense	7,608	8,080
Non-recoverable operating expense	1,148	1,394
Depreciation and amortization	22,817	23,847
Acquisition costs	—	59
General and administrative expense	6,451	5,605
Provision for impairment	5,717	—
TOTAL EXPENSES	54,734	49,293

OPERATING INCOME	13,091	17,219

OTHER INCOME AND EXPENSES
Other expense, net	(311)	(347)
Gain on sale of real estate	11,375	6,525
Earnings from unconsolidated joint ventures	86	109
Interest expense	(10,799)	(11,302)
INCOME BEFORE TAX	13,442	12,204
Income tax provision	(28)	(62)

NET INCOME	13,414	12,142
Net income attributable to noncontrolling partner interest	(316)	(297)
NET INCOME ATTRIBUTABLE TO RPT	13,098	11,845
Preferred share dividends	(1,675)	(1,675)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,423	$10,170

EARNINGS PER COMMON SHARE
Basic	$0.14	$0.13
Diluted	$0.14	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,299	79,194
Diluted	79,481	79,372

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Net income	$13,414	$12,142
Net income attributable to noncontrolling partner interest	(316)	(297)
Preferred share dividends	(1,675)	(1,675)
Net income available to common shareholders	11,423	10,170
Adjustments:
Rental property depreciation and amortization expense	22,758	23,807
Pro-rata share of real estate depreciation from unconsolidated joint ventures	73	82
Gain on sale of depreciable real estate	(11,190)	(6,274)
Provision for impairment on income-producing properties	5,717	—
FFO available to common shareholders	28,781	27,785

Noncontrolling interest in Operating Partnership (1)	316	297
Preferred share dividends (assuming conversion) (2)	1,675	1,675
FFO available to common shareholders and dilutive securities	$30,772	$29,757

Gain on sale of land	(185)	(251)
Acquisition costs	—	59
OPERATING FFO available to common shareholders and dilutive securities	$30,587	$29,565

Weighted average common shares	79,299	79,194
Shares issuable upon conversion of Operating Partnership Units (1)	1,917	2,001
Dilutive effect of restricted stock	182	178
Shares issuable upon conversion of preferred shares (2)	6,657	6,572
Weighted average equivalent shares outstanding, diluted	88,055	87,945

FFO available to common shareholders and dilutive securities per share, diluted	$0.35	$0.34

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.35	$0.34

Dividend per common share	$0.22	$0.21
Payout ratio - Operating FFO	62.9%	61.8%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.7 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

Management considers funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended March 31,
	2017	2016
Net income available to common shareholders	$11,423	$10,170
Preferred share dividends	1,675	1,675
Net income attributable to noncontrolling partner interest	316	297
Income tax provision	28	62
Interest expense	10,799	11,302
Earnings from unconsolidated joint ventures	(86)	(109)
Gain on sale of real estate	(11,375)	(6,525)
Other expense, net	311	347
Management and other fee income	(153)	(110)
Depreciation and amortization	22,817	23,847
Acquisition costs	—	59
General and administrative expenses	6,451	5,605
Provision for impairment	5,717	—
Amortization of lease inducements	44	94
Amortization of acquired above and below market lease intangibles, net	(959)	(735)
Lease termination fees	(33)	(68)
Straight-line ground rent expense	70	—
Amortization of acquired ground lease intangibles	6	—
Straight-line rental income	(810)	(480)
NOI	46,241	45,431
NOI from Other Investments	(2,151)	(3,091)
Same Property NOI with Redevelopment	44,090	42,340
NOI from Redevelopment (1)	(4,848)	(4,242)
Same Property NOI without Redevelopment	$39,242	$38,098

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center, Hunter’s Square and West Oaks, and a portion of the NOI related to specific GLA at Spring Meadows, The Shoppes at Fox River II, The Shops on Lane Avenue, Mission Bay, and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended March 31,
	2017	2016
Reconciliation of net income to proforma adjusted EBITDA
Net income	$13,414	$12,142
Gain on sale of real estate	(11,375)	(6,525)
Depreciation and amortization	22,817	23,847
Provision for impairment	5,717	—
Severance expense	13	—
Interest expense	10,799	11,302
Income tax provision	28	62
Acquisition costs	—	59
Adjusted EBITDA	41,413	40,887
Proforma adjustments (1)	1,026	(83)
Proforma adjusted EBITDA	$42,439	$40,804
Annualized proforma adjusted EBITDA	$169,756	$163,216

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,192,312	$1,077,582
Unamortized premium	(4,829)	(6,467)
Deferred financing costs, net	3,555	3,970
Notional debt	1,191,038	1,075,085
Capital lease obligation	1,066	1,108
Cash and cash equivalents	(4,486)	(3,655)
Net debt	$1,187,618	$1,072,538

Reconciliation of interest expense to total fixed charges
Interest expense	$10,799	$11,302
Preferred share dividends	1,675	920
Scheduled mortgage principal payments	806	1,675
Total fixed charges	$13,280	$13,897

Net debt to annualized proforma adjusted EBITDA(2)	7.0X	6.6X
Interest coverage ratio (Adjusted EBITDA / interest expense)	3.8X	3.7X
Fixed charge coverage ratio (Adjusted EBITDA / fixed charges)	3.1X	3.0X

(1) 1Q17 includes EBITDA of $1.4 million for acquisitions and excludes $0.4 million for dispositions. 1Q16 excludes EBITDA of $0.1 million from dispositions. These proforma adjustments treat the acquisitions and dispositions as if they occurred at the start of each quarter.

(2)1Q17 does not include $26.1 million of disposition proceeds deposited in a 1031 escrow account at March 31, 2017. The consolidated net debt to annualized proforma adjusted EBITDA would have been 6.8X after adjusting for the $26.1 million.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions
March 31, 2017

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.
Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.
Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.
While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as additional indicators of our operating performance.
Adjusted EBITDA/Proforma Adjusted EBITDA
Adjusted EBITDA is net income or loss plus depreciation and amortization, net interest expense, severance expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.
Same Property Operating Income
Same Property Operating Income ("Same Property NOI") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI excludes acquisitions, dispositions, and redevelopment properties. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space. Same Property NOI is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition, to Same Property NOI, the Company also believes Same Property NOI with Redevelopment to be a relevant performance measure of our operations. Same Property NOI with Redevelopment follows the same methodology as Same Property NOI, however it is inclusive of redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.